Exhibit 10.1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (“Second Amendment”) is dated for reference purposes as of November 5, 2009, by and between HINES REIT ONE WILSHIRE LP, a Delaware limited partnership (“Landlord”), and CORESITE ONE WILSHIRE, L.L.C., a Delaware limited liability company (formerly known as CRG West One Wilshire, L.L.C.) (“Tenant”).

R E C I T A L S :

A.                                    Landlord and Tenant entered into that certain Lease dated as of August 1, 2007 (the “Original Lease”), pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain space (the “Original Premises”) consisting of approximately 161,808 rentable square feet within that certain office building located at 624 S. Grand Avenue, Los Angeles, California (the “Building”), as more particularly described in the Lease.

B.                                    Landlord and Tenant entered into that First Amendment to Lease dated as of May 1, 2008 (the “First Amendment”), pursuant to which the parties, among other things, (i) expanded the Original Premises to include that certain space consisting of approximately 314 rentable square feet (the “Additional Premises”), commonly known as Suites 805A and 805B located on the eighth (8th) floor of the Building, and (ii) provided Tenant with the right to install, and after installation, the exclusive right to use, the First Amendment Additional Conduits.

C.                                    The Original Lease and the First Amendment are collectively referred to herein as the “Lease”.

D.                                    Landlord and Tenant now desire to amend the Lease to modify various terms and provisions of the Lease, all as hereinafter provided.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Capitalized Terms.  Except as otherwise expressly provided herein to the contrary, all capitalized terms used in this Second Amendment shall have the same meaning given such terms in the Lease.

2.                                      Second Amendment CS Additional Conduits.

2.1                               Second Amendment CS Additional Conduits.  During the period (the “Second Amendment CS Additional Conduits Term”) commencing on October 1, 2009 and ending coterminously with the Lease Term for the Existing Premises (i.e., July 31, 2017), Tenant

shall have the right, at Tenant’s sole cost, to install and, after installation, the exclusive right to use (i) the one (1), four inch (4”) conduit, identified as conduit number 2900, and running from the fourth (4th) floor of the Building up to the twenty-seventh (27th) floor of the Building, and (ii) the one (1), three inch (3”) conduit, identified as conduit number 2838, and running from the P-1 level of the Building to the first (1st) floor of the Building (collectively, the “Second Amendment CS Additional Conduits”).

2.2                               Second Amendment CS Additional Conduits Rent.  Notwithstanding Section 4 below to the contrary, the first sentence of the second (2nd) paragraph of Section 6.9.10 of the Original Lease shall not apply with respect to the Second Amendment CS Additional Conduits, it being agreed that, during the Second Amendment CS Additional Conduits Term, Tenant shall pay to Landlord rent (the “Second Amendment CS Additional Conduits Rent”) for the right to use the Second Amendment CS Additional Conduits (regardless of whether any such Second Amendment CS Additional Conduits are actually used by Tenant) in accordance with the following schedule:

Period of Second Amendment CS Additional Conduits Term	Annual Second Amendment CS Additional Conduits Rent	Monthly Installment of Second Amendment CS Additional Conduits Rent
10/01/09 — 09/30/10	$62,250.00	$5,187.50
10/01/10 — 09/30/11	$64,117.56	$5,343.13
10/01/11 — 09/30/12	$66,041.04	$5,503.42
10/01/12 — 09/30/13	$68,022.24	$5,668.52
10/01/13 — 09/30/14	$70,062.96	$5,838.58
10/01/14 — 09/30/15	$72,164.88	$6,013.74
10/01/15 — 09/30/16	$74,329.80	$6,194.15
10/01/16 — 07/31/17	$76,559.64	$6,379.97

2.3                               Option to Extend Second Amendment CS Additional Conduits Term.  If Tenant exercises its option(s) to extend the Lease Term pursuant to Section 2.2 of the Original Lease, Tenant shall also have the right to extend the Second Amendment CS Additional Conduits Term for the Second Amendment CS Additional Conduits, in which event the TCCs of Section 2.2 of the Original Lease shall apply with respect to the Second Amendment CS Additional Conduits, except that the Second Amendment CS Additional Conduits Rent payable by Tenant for the Second Amendment CS Additional Conduits during the applicable Option Term therefor shall be equal to the product of (i) the monthly Second Amendment CS Additional Conduits Rent payable by Tenant for the Second Amendment CS Additional Conduits during the last month of the Second Amendment CS Additional Conduits Term (or then-current Option Term for the Second Amendment CS Additional Conduits, as the case may be), and (B) 1.03, which monthly amount shall thereafter be increased annually at a rate of three percent (3%) per annum on a cumulative, compounded basis.

3.                                      Second Amendment TWC Additional Conduits.

3.1                               Second Amendment TWC Additional Conduits.  During the period (the “Second Amendment TWC Additional Conduits Term”) commencing on October 1, 2009 and ending on August 31, 2012, Tenant shall have the right, at Tenant’s sole cost, to install and, after installation, the exclusive right to use the two (2), four inch (4”) conduits, identified as conduit numbers 2840 and 2841, and each running from the P-1 level of the Building up to the twenty-seventh (27th) floor of the Building (collectively, the “Second Amendment TWC Additional Conduits”).

3.2                               Second Amendment TWC Additional Conduits Rent.  Notwithstanding Section 4 below to the contrary, the first sentence of the second (2nd) paragraph of Section 6.9.10 of the Lease shall not apply with respect to the Second Amendment TWC Additional Conduits, it being agreed that, during the Second Amendment TWC Additional Conduits Term, Tenant shall pay to Landlord rent (the “Second Amendment TWC Additional Conduits Rent”) for the right to use the Second Amendment TWC Additional Conduits (regardless of whether any such Second Amendment TWC Additional Conduits are actually used by Tenant) in accordance with the following schedule:

Period of Second Amendment TWC Additional Conduits Term	Annual Second Amendment TWC Additional Conduits Rent	Monthly Installment of Second Amendment TWC Additional Conduits Rent
10/01/09 — 09/30/10	$120,000.00	$10,000.00
10/01/10 — 09/30/11	$123,600.00	$10,300.00
10/01/11 — 08/31/12	$127,308.00	$10,609.00

4.                                      General Terms for Second Amendment Additional Conduits.  The Second Amendment CS Additional Conduits and the Second Amendment TWC Additional Conduits shall collectively be referred to herein as the “Second Amendment Additional Conduits”.  The Second Amendment Additional Conduits shall be installed by Tenant in accordance with Sections 6.9 and 8.1 of the Original Lease and in exact locations as shall be designated by Landlord.  For purposes of the Lease, as amended hereby, the Second Amendment Additional Conduits shall be deemed to be part of the Supplemental Equipment and the areas of the Building in which the Second Amendment Additional Conduits are located shall be deemed to be part of the Supplemental Areas.  Except as provided in Sections 2 and 3 above, all of the TCCs of the Lease related to the Supplemental Equipment and Supplemental Areas shall apply with respect to the Second Amendment Additional Conduits (including, without limitation, Tenant’s compliance with and satisfaction of the Special Use Conditions set forth in Section 2.1 of the Summary attached to the Original Lease, and Tenant’s compliance with the TCCs of Section 6.9 of the Original Lease).

5.                                      No Brokers.  Landlord and Tenant hereby represent and warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment and that they know of no real estate broker or agent who is entitled to a commission in connection with this Second Amendment.  Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent in connection with this Second Amendment.

6.                                      No Further Modification.  Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

7.                                      Counterparts.  This Second Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

“LANDLORD”	HINES REIT ONE WILSHIRE LP,
a Delaware limited partnership

	By:	Hines REIT One Wilshire GP LLC,
a Delaware limited liability company

By:
Name:
Its:

“TENANT”	CORESITE ONE WILSHIRE, L.L.C.,
a Delaware limited liability company

By:
Name:
Its:

By:
Name:
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